providing optimized global transportation of drybulk commodities Earnings Presentation First Quarter 2019 8 May 2019

Disclaimer This presentation contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. The principal factors that affect our financial position, results of operations and cash flows include, charter market rates, which have declined significantly from historic highs, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the cost of our vessels, significant vessel improvement costs and our vessels’ estimated useful lives, and financing costs related to our indebtedness. Our actual results may differ materially from those anticipated in these forward- looking statements as a result of certain factors which could include the following: (i) changes in demand in the dry bulk market, including, without limitation, changes in production of, or demand for, commodities and bulk cargoes, generally or in particular regions; (ii) greater than anticipated levels of dry bulk vessel new building orders or lower than anticipated rates of dry bulk vessel scrapping; (iii) changes in rules and regulations applicable to the dry bulk industry, including, without limitation, legislation adopted by international bodies or organizations such as the International Maritime Organization and the European Union or by individual countries; (iv) actions taken by regulatory authorities; (v) changes in trading patterns significantly impacting overall dry bulk tonnage requirements; (vi) changes in the typical seasonal variations in dry bulk charter rates; (vii) changes in the cost of other modes of bulk commodity transportation; (viii) changes in general domestic and international political conditions; (ix) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (x) the outcome of legal proceedings in which we are involved; and (xi) and other factors listed from time to time in our filings with the SEC. We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable security laws. 2

Agenda 1 Highlights 2 Financial Summary 3 Scrubber Initiative 4 Industry Review * Appendix 3

Highlights

Nine Consecutive Quarters of TCE Outperformance Eagle Revenue + Cost Performance ▪ 1,200 1q19 TCE outperformance of USD 2,388 per day $12,142 ▪ $12,000 LTM TCE outperformance of USD 1,214 per day $11,453 $11,281 2q19 ~65% $11,052 Fixed $10,452 1,000 $9,607 $10,000 $9,509 $9,142 $8,660 800 $7,825 $8,000 600 $6,000 $6,049 $5,670 400 $4,000 $4,425 $2,938 $2,000 200 $- 0 1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19 2q19e TC-in Days (RHS) Eagle TCE Adj. net BSI Eagle OPEX + G&A ▪ TCE relative performance is benchmarked against Adj. net BSI = gross BSI net of commission, adjusted for owned-fleet makeup. BSI-52 index used up through 4q18, and BSI-58 index used as from 1q19. Please see the appendix for further information on the changes between the BSI-52 and BSI-58 indices ▪ 2q19 EGLE TCE as of May 7, 2019 with 1) ~65% of available days fixed and 2) TC-in days fixed to date. 2q19 Adj. BSI basis Apr 2019 actual and May-Jun FFA 5 ▪ G&A excludes stock-based compensation. | Please refer to Appendix for TCE definition and reconciliation

EBITDA Benefiting from TCE Outperformance Adj. EBITDA Adj. EBITDA has increased by ~USD 120 million on an annualized basis since 1q16 $23.5 $21.1 $20.2 $18.8 $17.2 $15.4 $9.3 $8.4 $4.6 $(3.4) $(2.0) $(6.7) $(14.5) 1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19 Core Business TCE Outperformance TCE Underperformance ▪ Please refer to Appendix for definition of Adjusted EBITDA and reconciliation 6

Leader in the Supramax/Ultramax Segment Eagle Fleet by Age Grouping U.S.-Listed Peer Group Fleet Profiles Total fleet = 45 vessels | ~8.9 yrs 4 - 19 7 - - - 45 37 8 2 27 26 6 - - 6 14 11 3 3 2 0 Eagle Scorpio Star Bulk Genco Navios Pangaea Golden Diana Safe - - Bulk Ocean Bulkers <5 5-7.5 7.5-10 10-12.5 12.5-15 >15 Existing Fleet Vessels Bought Vessels Sold Supramax / Ultramax Handysize Panamax Capesize ▪ Eagle fleet count and age as of May 2019, proforma for sale of THRASHER expected to close in 2q19 ▪ Source(s): Company filings and VesselsValue 7

Financial Summary

Earnings USD in Thousands except EPS 1q19 4q18 1q18 REVENUES, net of commissions $ 77,390 $ 86,692 $ 79,371 EXPENSES Voyage expenses 25,906 24,721 22,515 Charter hire expenses 11,492 10,210 10,268 Vessel expenses 20,094 20,111 21,079 Depreciation and amortization 9,407 9,708 9,276 General and administrative expenses 8,410 8,464 9,914 (Gain)/loss on sale of vessels (4,107) 6 - Total operating expenses 71,202 73,220 73,052 Operating income 6,187 13,472 6,319 OTHER EXPENSES Interest expense, net 6,328 6,273 6,166 (Gain)/loss on derivatives (2,438) 713 100 Loss on debt extinguishment 2,268 - - Total other expense, net 6,158 6,986 6,266 Net Income $ 29 $ 6,486 $ 53 EPS (Basic) $ 0.00 $ 0.09 $ 0.00 Adjusted EBITDA* $ 15,372 $ 23,489 $ 18,835 ▪ Please see the Definitions slide in the Appendix for an explanation of Adjusted EBITDA 9

Balance Sheet + Liquidity

Liquidity Position (March 31, 2019)[1]

Cash (includes restricted cash)	79,998
Undrawn availability	70,000
Total Liquidity	**149,998**

Balance Sheet (March 31, 2019)[1]

Cash[2]	79,998
Accounts Receivable	18,975
Inventory	13,138
Other Current Assets	7,184
Vessels, net	695,343
Right of Use Assets - Lease	25,434
Other Assets	42,933
Total Assets	**883,005**
Accounts Payable	13,694
Current Liabilities	21,273
Debt (including $28.2M current)[3]	340,915
Lease Liability ($13.8M current)	26,918
Total Liabilities	402,801
Stockholder's Equity	480,204
Total Liabilities and Stockholder's Equity	**883,005**

Liquidity Trend (USD millions)



Cash (Includes Restricted Cash)
Revolver Availability
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19

Net Debt/Adjusted EBITDA[4] (USD millions)



300
250
200
150
100
50
-
$269
$80
10.0
8.0
6.0
4.0
2.0
-
1q17 2q17 3q17 4q17 1q18 2q18 3q18 4q18 1q19
Net Debt
Adj EBITDA Annualized
Net Debt/Annualized Adj EBITDA (RHS)

1 – Liquidity and Balance sheet figures are in thousands USD
2 – Cash balance includes cash, cash equivalents and restricted cash
3 – Debt is net of $8.5m of debt discount and deferred financing costs
4 – Adj EBITDA Annualized is basis quarterly figure * 4 for 2q17-4q18, and basis trailing four quarters (TFQ) for 1q19. Please see the Definitions slide in the Appendix for an explanation of Adjusted EBITDA and further information relating to the use of TFQ for Adj. EBITDA versus annualized Adj. EBITDA

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10

Cash Flows Cash Flow from Ops – Quarterly (USD millions) 16 13 15 12 12 14 12 12 2 5 7 3 7 10 7 10 -7 -7 -5 -4 -2 -4 -13 -10 -20 -24 Cash flow from operations ex Changes in operating assets and liabilities 1q16 2q16 3q16 4q16 1q17 2q17 3q17 4q17 1Q18 2Q18 3Q18 4Q18 1Q19 1q19 Cash Flows (USD millions) *Cash Includes restricted cash 11

Cash Breakeven per Vessel per Day 1q19 4q18 FY 18 OPERATING Vessel Expenses $ 4,830 $ 4,674 $ 4,725 Drydocking 608 415 484 G&A 1,674 1,691 1,566 Total Operating 7,112 6,780 6,775 DEBT SERVICE Interest Expense 1,400 1,346 1,351 Debt Principal Repayment 1,018 930 232 TOTAL CASH BREAKEVEN $ 9,530 $ 9,056 $ 8,358 1q 2019 Cash Breakeven by Category Drydocking G&A 6% 18% Debt Service 25% Vessel Expenses 51% ▪ G&A excludes stock-based compensation. 12

Scrubber Initiative

Eagle Fleet Scrubber Initiative Update ▪ Scrubber installation planned for thirty- seven vessels ▪ Thirty-four scrubbers expected to be installed by January 1, 2020, with remaining three in early 2020 during statutory drydocks ▪ Five scrubbers fitted to date ▪ Five riding teams currently onboard ▪ Ten additional scrubbers to be fitted within next two months ▪ Project cost estimated at USD 83 million (basis 37 scrubbers) ▪ Funding basis cash on-hand and amounts available under credit facilities ▪ Please refer to the Appendix for CAPEX schedule 14

Update on IMO Regulation + Scrubber Orderbook Regulatory Update ▪ Final IMO Marine Environmental Protection Committee (MEPC) meeting before 2020 runs 13-17 May ▪ Draft guidelines for implementation, port state control, and fuel oil suppliers expected to be approved ▪ Draft Fuel Oil Non Availability Report (FONAR) also expected to be approved ▪ MEPC will consider undertaking an environmental impact assessment of EGCS wash water ▪ Submissions from Japan and Cruise Lines Industry Association (CLIA) positive for EGCS Scrubber Uptake 4,000 3,638 40% 38% 3,375 3,500 35% 3,000 2,673 30% 2,500 25% 2,000 1,801 20% 1,458 1,500 14% 15% 13% 1,000 677 10% 10% 386 369 500 1,090 5% 510 26 280 278 - 1% 0% Fleet Scrubbers Fleet Scrubbers Fleet Scrubbers Fleet Scrubbers Scrubbers Capesize Panamax/ Kamsarmax Supramax/ Ultramax Handysize Drybulk Total Current Orders Forecast Orders (end 2020) ▪ Scrubber uptake source: DNB Markets (March 2019) 15

Scrubber Economics Basis Fuel Spreads Fuel Spreads Scrubber Cash Flow Effect $450 0.1% Marine Gas Oil (MGO) vs. 3.5% High Sulphur $60.0 5.0 Fuel Oil (HSFO) 2020 forward curve spread= $310/ton $50.0 4.0 $400 0.1% MGO vs. 3.5% HSFO 10-yr historical $40.0 average spread= $240/ton 3.0 $30.0 millions) 2.0 $350 $20.0 1.0 310 $10.0 Annualizedincremental CF ($ $300 $0.0 - Paybackperiod(years) $100 $150 $200 $250 $300 Fuel spread ($/MT) $250 Total Annualized Incremental CF (LHS) Payback period-years (RHS) Scrubber TCE Benefit $200 195 $4,500 5.0 $4,000 $150 $3,500 4.0 $3,000 3.0 $2,500 $2,000 $100 2.0 0.5% (“compliant”) marine fuel: $1,500 2020 forward curve spread= $195/ton $1,000 1.0 $0,500 $50 $0,000 - Incremental Incremental Daily TCE $100 $150 $200 $250 $300 Paybackperiod(years) Fuel spread ($/MT) HSFO v.MGO (Historical) HSFO v. MGO (Fwd) Incremental Daily TCE per Ship (LHS) Payback period-years (RHS) ▪ Source: Clarksons. Forward curve data as of May 1, 2019 ▪ Scrubber Cash Flow Effect and TCE Benefit based on fleet of 37 scrubber-fitted vessels and assume average of 200 annual sailing days per 16 ship for Supramax/Ultramax vessels with daily consumption of 25 MT/day

Industry Review

Historical Rates and 2019 Forward Curve Baltic Supramax Index (BSI) $16,000 $14,000 $12,000 $10,000 $8,000 $6,000 $4,000 $2,000 $- May-16 Aug-16 Nov-16 Feb-17 May-17 Aug-17 Nov-17 Feb-18 May-18 Aug-18 Nov-18 Feb-19 May-19 Aug-19 Nov-19 BSI Atlantic Pacific BSI FFA Curve ▪ Source: Clarksons ▪ Atlantic market calculated based on BSI routes S4A and S4B. Pacific market calculated based on routes S2, S8, and S10 18 ▪ FFA curve is based on the midpoint of bid/ask as of May 3, 2019

2019f Supramax/Ultramax Net Fleet Growth of ~2% Drybulk Deliveries + Scrapping (DWT) 100 80 60 2019f total Drybulk net fleet growth of 2.5% 40 20 0 -20 2019f Supramax/Ultramax net fleet growth of 2.2% -40 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018e 2019f 2020f Total Deliveries Total Demolition Drybulk Net Supply Supramax/Ultramax Net Supply ▪ Source(s): Clarksons April 2019 19

Total Orderbook at 11% of the Fleet Full year Contracting (by DWT) vs BDI 70 ▪ As a % of the OTW fleet, Supramax/Ultramax orderbook stands at just 7% (~20yr low), and 63.4 total drybulk orderbook is also low at 11% (near 15yr lows) 1,400 60 1,200 50 1,000 41.0 38.4 40 34.1 800 31.2 30 600 20 15.9 15.5 400 17.0 8.4 10 5.8 8.8 6.2 200 8.5 3.9 1.7 6.2 6.7 2.7 1.3 0 1.4 - YTD Full YTD Full YTD Full YTD Full YTD Full YTD 2019e - Year Year Year Year Year Actual Q1 orders 2014 2015 2016 2017 2018 2019 Handysize Supramax/Ultramax Panamax/Kamsarmax Capesize BDI (RHS) ▪ Source: Clarksons 20

Minor Bulk Demand Leading Drybulk Growth Drybulk Trade (DT) vs. Global GDP 14.0% 2.75 12.0% 2.25 10.0% 8.0% 1.75 6.0% 1.25 4.0% 2.0% 0.75 0.0% 0.25 -2.0% -4.0% (0.25) 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019f 2020f DT / GDP ratio (RHS) GDP Y/Y % (LHS) DT Y/Y % (LHS) DT/GDP ratio avg.(RHS) Annualized Growth Rates Historical Last Current Next 2015-17 2018 2019f 2020f Global GDP 3.5% 3.6% 3.3% 3.6% China 6.8% 6.6% 6.3% 6.1% India 7.3% 7.1% 7.3% 7.5% Dry Bulk Trade 1.8% 2.4% 1.7% 2.2% Iron Ore 3.2% 0.2% -0.5% 1.1% Coal -0.3% 5.0% 1.7% 1.6% Grains 5.4% -0.6% 1.7% 1.9% Minor Bulk 1.5% 3.9% 3.5% 3.3% ▪ Source(s): Clarksons, IMF ▪ Drybulk Trade growth (chart) adjusted for ton miles 21 ▪ Drybulk Trade / Global GDP ratio for 2009 excluded from historical average calculation

APPENDIX

Corporate Structure Eagle Bulk Shipping Inc. (Parent | NASDAQ: EGLE) Eagle Bulk Mgmt. LLC 100% (EBM) 100% 100% Eagle Bulk Shipco LLC Eagle Bulk Ultraco LLC (EBSC) (EBUC) 24 vessels 21 vessels USD 196m Bond USD 153m Term Loan USD 15m RCF(undrawn) USD 55m RCF(undrawn) EBSC debt is non- recourse to the parent All management services (strategic / commercial / operational / technical / administrative) are performed inhouse by EBM, a wholly-owned subsidiary of the Parent ▪ Bond and term loan outstanding amounts as of March 31, 2019. Fleet count proforma for sale of THRASHER expected to close in 2q19. RCF drawn amounts as of March 31, 2019 are zero for both Shipco and Ultraco 23

Eagle Debt Terms CLOSED November 2017 January 2019 PARENT Eagle Bulk Shipping Inc. ISSUER/BORROWER Eagle Bulk Shipco LLC Eagle Bulk Ultraco LLC LOAN TYPE Bond RCF Term Loan RCF AMOUNT USD 200m USD 15m USD 153m USD 55m OUTSTANDING USD 196m - USD 153m - Super Senior SECURITY Senior Secured Senior Secured Secured RECOURSE Ringfenced and non-recourse to the Parent Parent Guarantee COLLATERAL 24 vessels 21 vessels INTEREST RATE 8.25% fixed L+200bps L+250bps TENOR 5 years 5 years MATURITY 2022 2024 USD 20.2m for first year (starting April 2019) AMORTIZATION USD 8m/year N/A and USD 26.1m/year thereafter ▪ Debt levels as of March 31, 2019 ▪ Vessel 24 ▪ Fleet count is proforma for sale of THRASHER expected to close in 2q19

Owned Fleet Total Fleet: 45 Vessels 2615 DWT (MT, thousands) 8.9 Age EBSC EBUC Vessel DWT Vessel DWT 1 Singapore Eagle 63.4 1 New London Eagle 63.1 2 Stamford Eagle 61.5 2 Cape Town Eagle 63.7 3 Sandpiper Bulker 57.8 3 Westport Eagle 63.3 4 Roadrunner Bulker 57.8 4 Hamburg Eagle 63.4 5 Puffin Bulker 57.8 5 Madison Eagle 63.3 6 Petrel Bulker 57.8 6 Greenwich Eagle 63.3 7 Owl 57.8 7 Groton Eagle 63.3 8 Oriole 57.8 8 Fairfield Eagle 63.3 9 Egret Bulker 57.8 9 Southport Eagle 63.3 10 Crane 57.8 10 Rowayton Eagle 63.3 11 Canary 57.8 11 Mystic Eagle 63.3 12 Bittern 57.8 12 Stonington Eagle 63.3 13 Stellar Eagle 56.0 13 Nighthawk 57.8 14 Crested Eagle 56.0 14 Martin 57.8 15 Crowned Eagle 55.9 15 Kingfisher 57.8 16 Jaeger 52.2 16 Jay 57.8 17 Cardinal 55.4 17 Ibis Bulker 57.8 18 Kestrel I 50.3 18 Grebe Bulker 57.8 19 Skua 53.4 19 Gannet Bulker 57.8 20 Shrike 53.3 20 Imperial Eagle 56.0 21 Tern 50.2 21 Golden Eagle 56.0 22 Osprey I 50.2 23 Goldeneye 52.4 24 Hawk I 50.3 24 Vessels 1,338.7 21 Vessels 1,276.6 ▪ Eagle fleet count and age as of May 2019, proforma for sale of THRASHER expected to close in 2q19 25

EBITDA Reconciliation

USD in Thousands	1q16	2q16	3q16	4q16	1q17	2q17	3q17	4q17
Net Income / (Loss)	($39,279)	($22,496)	($19,359)	($142,389)	($11,068)	($5,888)	($10,255)	($16,584)
Less adjustments to reconcile:								
Interest expense	2,818	4,903	7,434	6,644	6,445	6,859	7,837	8,236
Interest income	-3	0	-88	-124	-190	-186	-143	-133
EBIT	-36,464	-17,593	-12,013	-135,868	-4,813	785	-2,561	-8,481
Depreciation and amortization	9,397	9,654	9,854	9,979	7,493	8,021	8,981	9,196
EBITDA	-27,068	-7,939	-2,159	-125,889	2,680	8,805	6,420	715
Less adjustments to reconcile:								
Stock-based compensation	827	842	-735	1,273	2,171	2,478	2,350	1,740
One-time and non-cash adjustments	11,756	436	-509	122,656	-297	-1,977	-373	14,764
Adjusted EBITDA*	($14,486)	($6,661)	($3,403)	($1,961)	$4,553	$9,307	$8,397	$17,219

USD in Thousands	1q18	2q18	3q18	4q18	1q19
Net Income / (Loss)	$53	$3,451	$2,585	$6,486	$29
Less adjustments to reconcile:					
Interest expense	6,261	6,387	6,574	6,521	6,762
Interest income	-95	-112	-129	-248	-434
EBIT	6,219	9,726	9,030	12,759	6,357
Depreciation and amortization	9,276	9,272	9,460	9,708	9,407
EBITDA	15,495	18,998	18,490	22,467	15,764
Less adjustments to reconcile:					
Stock-based compensation	3,511	2,410	2,100	1,187	1,445
One-time and non-cash adjustments	-170	-276	-406	-165	-1,838
Adjusted EBITDA*	$18,835	$21,132	$20,184	$23,489	$15,372

- Please see the Definitions slide in the Appendix for an explanation of Adjusted EBITDA

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TCE Reconciliation

$ Thousands except TCE and days	1q16	2q16	3q16	4q16	1q17	2q17	3q17	4q17
Revenues, net	$ 21,278	$ 25,590	$ 35,788	$ 41,836	$ 45,855	$ 53,631	$ 62,711	$ 74,587
Less:								
Voyage expenses	(9,244)	(7,450)	(11,208)	(14,192)	(13,353)	(13,380)	(17,463)	(18,155)
Charter hire expenses	(1,489)	(1,668)	(3,822)	(5,866)	(3,873)	(6,446)	(9,652)	(11,312)
Reversal of one legacy time charter	1,045	793	670	432	(302)	584	329	426
Realized gain/(loss) - Derivatives	-	-	(449)	(113)	-	83	248	(349)
TCE revenue	$ 11,590	$ 17,265	$ 20,979	$ 22,097	$ 28,326	$ 34,473	$ 36,173	$ 45,197
Owned available days *	3,945	3,902	3,700	3,653	3,620	3,771	4,177	4,324
TCE	$ 2,938	$ 4,425	$ 5,670	$ 6,049	$ 7,825	$ 9,142	$ 8,660	$ 10,452

$ Thousands except TCE and days	1q18	2q18	3q18	4q18	1q19
Revenues, net	$ 79,371	$ 74,939	$ 69,093	$ 86,692	$ 77,390
Less:					
Voyage expenses	(22,515)	(17,205)	(15,126)	(24,721)	(25,906)
Charter hire expenses	(10,268)	(10,108)	(7,460)	(10,209)	(11,492)
Reversal of one legacy time charter	(86)	(404)	497	(226)	(414)
Realized gain/(loss) - Derivatives	117	345	284	(211)	(475)
TCE revenue	$ 46,619	$ 47,567	$ 47,288	$ 51,326	$ 39,102
Owned available days *	4,218	4,153	4,192	4,227	4,070
TCE	$ 11,052	$ 11,453	$ 11,281	$ 12,142	$ 9,607

- Please see the Definitions slide in the Appendix for an explanation of Owned Available Days

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Baltic Supramax Index Update

- The Baltic Exchange Supramax Index ("BSI") was initiated in 2006 based on the Tess 52 design
- The trend towards larger vessels led Baltic Exchange to select the Tess 58 design for an updated index
- Index for the Tess 58 design has been published commencing on 3 April 2017, and transition was completed as of December 2018, when the Baltic stopped publishing a dynamic Tess 52 daily rate.
- Eagle has now switched to Tess 58 index for valuation modeling as from 1 Jan 2019

Tess 52 index: 52,454 DWT ship

14.0/14.5 knots B/L on 31.0/31.0 mt/day
12.0/11.5 knots B/L on 23.0/23.0 mt/day
4.0/6.0 mt/day idle/wkg

Route	Weighting	Route
1A	12.5%	Antwerp - Skaw trip to Singapore-Japan
1B	12.5%	Canakkale trip to Singapore-Japan
2	25.0%	South Korea –Japan, one Australian or Pacific round voyage
3	25.0%	South Korea-Japan trip to Skaw-Gibraltar
4A	12.5%	US Gulf trip to Skaw-Passero
4B	12.5%	Skaw-Passero trip to US Gulf

⇩

Tess 58: 58,328 DWT non-scrubber fitted ship

14.0/14.0 knots B/L on 32.0/33.0 mt/day
12.5/12.0 knots B/L on 23.0/24.0 mt/day
3.0/5.0 mt/day idle/wkg

Route	Weighting	Route
1B	5.0%	Canakkale via Med/Black Sea to China-South Korea
1C	5.0%	USG trip to China-South Japan
2	20.0%	North China one Australian or Pacific Round Voyage
3	15.0%	North China trip to West Africa
4A	7.5%	US Gulf trip to Skaw-Passero
4B	10.0%	Skaw-Passero trip to US Gulf
5	5.0%	West Africa trip via East Coast South America to North China
8	15.0%	South China trip via Indonesia to East Coast India
9	7.5%	West Africa trip via East Coast South America to Skaw-Passero
10	10.0%	South China trip via Indonesia to South China

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Evaluating TCE Relative Performance

This page is meant to assist analysts/investors on how to potentially evaluate and forecast vessel/fleet TCE relative performance within the Supramax/Ultramax segment

- Since the Supramax/Ultramax segment is comprised of a number of different ship types / sizes / designs, TCE generation ability can differ significantly from the standard vessel used to calculate the BSI-58 benchmark
- For example, a 2013-built Chinese 60-65k DWT Ultramax should be expected to earn a significant premium to a 2013-built 55-60k Supramax, particularly given the incremental cost of the 60-65k DWT vessel
- **Ultimately, it's about yield –** the expected earnings ability of a vessel versus its cost

Supramax/Ultramax TCE Performance Matrix

SHIP TYPE	SIZE (DWT)		VESSEL TYPE INDEX FACTOR (AS COMPARED TO THE BSI VESSEL)			
			JAPAN		CHINA	
	FROM	TO	FROM	TO	FROM	TO
BSI-58	58,000		100.0%			
1	50,000	55,000	86.0%	95.0%	81.0%	87.0%
2	55,000	60,000	96.0%	106.0%	88.0%	97.0%
3	60,000	65,000	106.0%	118.0%	102.0%	113.0%

Matrix depicts the estimated TCE Earnings Performance range for a generic Supramax/Ultramax vessel type as compared to the BSI-58 ship

The BSI-58 is based on the 58k DWT Japanese TESS-58 design Supramax and is gross of commissions

A Chinese 60-65k DWT Ultramax should earn a premium of 2-13% to the net BSI-58, depending on its specific design characteristics, due to cargo carrying capacity, speed, and fuel consumption differences

For Illustrative Purposes Only

EAGLE BULK

- The Matrix is meant to capture general ship types but there are likely some vessels which fall outside the stated figures
- Index Factors can change somewhat with movements in both fuel prices and (spot) rate environment

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CAPEX Schedule Count of Dry Dockings, Ballast Water Treatment/Scrubber Installations, Estimated Offhire Days 18 320 16 270 14 246 247 218 220 12 177 10 162 170 8 120 6 13 10 11 11 11 10 70 4 8 9 7 6 2 5 20 2 3 1 - - (30) 2q19 3q19 4q19 2020 2021 Statutory Drydock Count BWTS Count Scrubber Count Total Offhire Days (RHS) Estimated Capital Expenditure $30.0 $28.4 $25.0 $22.3 $20.5 $20.0 $17.7 $15.0 $11.2 $10.0 $5.0 $- 2q19 3q19 4q19 2020 2021 Drydock Capex BWTS Capex Scrubber Capex ▪ Actual duration of off-hire days will vary based on the condition of the vessel, yard schedules and other factors ▪ Actual costs will vary based on various factors, including where the drydockings are actually performed 30 ▪ BWTS and Scrubbers require advance payments as per the contract terms. Excludes vessels sold in 2019.

Definitions Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. Our Adjusted EBITDA should not be considered an alternative to net income/(loss), operating income/(loss), cash flows provided by/(used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner. Adjusted EBITDA represents EBITDA adjusted to exclude the items which represent certain non-cash, one-time and other items such as vessel impairment, gain/(loss) on sale of vessels, stock-based compensation and restructuring expenses that the Company believes are not indicative of the ongoing performance of its core operations. For purposes of the Net Debt/Adjusted EBITDA calculation included in this presentation, Adjusted EBITDA is annualized for the second quarter of 2017 through the fourth quarter of 2018. Starting with the first quarter of 2019, the Company uses trailing four quarters (TFQ) to calculate Net Debt/Adjusted EBITDA. The Company used the prior practice of annualizing the Adjusted EBITDA because it did not have positive Adjusted EBITDA until first quarter of 2017, which made it impossible to use TFQ during 2017. We believe using the TFQ for purposes of this calculation aligns us with market practice in our industry and provides more meaningful information to our investors. However, the change in calculation affects the comparability of this calculation between periods that annualize Adjusted EBITDA and periods that utilize TFQ Adjusted EBITDA. TCE Time charter equivalent ("TCE") is a non-GAAP financial measure that is commonly used in the shipping industry primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per-day amounts while charter hire rates for vessels on time charters generally are expressed in such amounts. The Company defines TCE as shipping revenues less voyage expenses and charter hire expenses, adjusted for the impact of one legacy time charter and realized gains on FFAs and bunker swaps, divided by the number of owned available days. TCE provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. The Company's calculation of TCE may not be comparable to that reported by other companies. The Company calculates relative performance by comparing TCE against the Baltic Supramax Index ("BSI") adjusted for commissions and fleet makeup. The BSI was initiated in 2006 based on the Tess 52 design. The index for the Tess 58 design has been published commencing on April 3, 2017, and transition was completed as of December 2018, when the Baltic stopped publishing a dynamic Tess 52 daily rate. The Company has now switched to the Tess 58 index for valuation modeling as of January 1, 2019. The change in the BSI may affect comparability of our TCE against BSI in periods prior to Company switching to the Tess 58 index. Owned available days is the aggregate number of days in a period during which each vessel in our fleet has been owned by us less the aggregate number of days that our vessels are off-hire due to vessel familiarization upon acquisition, repairs, vessel upgrades or special surveys. The shipping industry uses available days to measure the number of days in a period during which vessels should be capable of generating revenues. 31

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